Exhibit 99.1

Terns Reports Fourth Quarter and Full Year 2020 Financial Results and Provides Corporate Update

-Terns ended 4Q 2020 with $75 million in cash and cash equivalents and completed an upsized initial public offering in February 2021, raising approximately $147 million in gross proceeds to support operations into 2024-

-Top-line data from the ongoing Phase 2a LIFT study of TERN-101 expected in July 2021; data from the recently initiated Phase 1 trial of TERN-501 expected in 2H 2021-

FOSTER CITY, Calif. March 30, 2021 –Terns Pharmaceuticals, Inc. (“Terns” or the “Company”) (Nasdaq: TERN), a clinical-stage biopharmaceutical company developing a portfolio of small-molecule single-agent and combination therapy candidates for the treatment of non-alcoholic steatohepatitis (NASH) and other chronic liver diseases, today reported financial results for the fourth quarter and full year ended December 31, 2020 and provided a corporate update.

2020 Business Highlights and Recent Developments

TERN-101 - Liver-distributed farnesoid X receptor (FXR) agonist

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Completed patient enrollment in the Phase 2a LIFT study in January 2021; reported final results from a Phase 1 clinical trial, which confirmed sustained liver FXR activation and a favorable tolerability profile

TERN-201 - Vascular adhesion protein-1 (VAP-1) inhibitor

•	Reported positive results from the completed Phase 1 SAD/MAD clinical trial that demonstrated robust and sustained target engagement and tolerability

TERN-501 - Thyroid hormone receptor-beta (THR-β) agonist

•	Initiated dosing in a first-in-human Phase 1 SAD/MAD clinical trial

Expanded board of directors

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Appointed three industry leaders to the board of directors:  David Fellows, most recently Chief Executive Officer (CEO) of Nightstar Therapeutics, Jeff Kindler, CEO of Centrexion Therapeutics and former CEO of Pfizer, and Jill M. Quigley Chief Operating Officer at Passage Bio

Key management team appointments

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Added Senthil Sundaram, formerly Chief Financial Officer (CFO) of Nightstar Therapeutics, as CEO and Board Director, Mark Vignola, Ph.D., formerly CFO of Applied Therapeutics, as CFO, and Bryan Yoon, formerly Chief Administrative Officer, General Counsel and Secretary of LogicBio Therapeutics, as Chief Operating Officer and General Counsel, and promoted Erin Quirk, M.D., to President

Strengthened balance sheet

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Closed an $87 million Series C financing led by Deerfield Management Company alongside a strategic equity investment from Eli Lilly and Company in December 2020 and completed an upsized $147 million initial public offering in February 2021

Anticipated 2021 Milestones

TERN-101

•	Report top-line data from the ongoing Phase 2a LIFT study in NASH patients in July 2021

TERN-201

•	Initiate 12-week Phase 1b clinical trial in NASH patients in 1H21 with expected top-line data in 1H22

TERN-501

•	Report top-line data from the ongoing Phase 1 trial in 2H21

GLP1-R agonist (oral):

•	Nominate a final candidate for further development in NASH in 2H21

“2020 was a year of significant growth and momentum at Terns, during which the team made tremendous progress advancing our pipeline of single-agent and combination NASH therapies which in turn allowed us to significantly strengthen our financial position,” said Senthil Sundaram, CEO at Terns. “With the recent initiation of our Phase 1 clinical trial of TERN-501, we now have three clinical-stage NASH programs focused on clinically validated targets. As we look ahead to 2021 and 2022, we anticipate data readouts for all three of our ongoing clinical programs and look forward to initiating our first combination clinical trial of TERN-101 and TERN-501 – all with the goal of developing best-in-class therapies we hope can change the lives of people with NASH.”

Full Year and Fourth Quarter Financial Results

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Cash, Cash Equivalents and Investments Position: As of December 31, 2020, cash, cash equivalents and investments were $74.9 million as compared with $19.7 million as of December 31, 2019. Based on its current operating plan, Terns expects its cash and cash equivalents will be sufficient to fund its planned operating expenses into 2024.

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Research and Development (R&D) Expenses: R&D expenses were $7.8 million and $28.0 million for the quarter and year ended December 31, 2020, respectively, as compared with $7.6 million and $61.5 million for the quarter and year ended December 31, 2019, respectively.

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General and Administrative (G&A) Expenses: G&A expenses were $1.0 million and $9.0 million for the quarter and year ended December 31, 2020, respectively, as compared with $2.4 million and $8.7 million for the quarter and year ended December 31, 2019, respectively.

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Net Loss: Net loss was $9.9 million and $40.6 million for the quarter and year ended December 31, 2020, respectively, as compared with $10.0 million and $68.8 million for the quarter and year ended December 31, 2019, respectively.

Terns Pharmaceuticals, Inc.

Consolidated Statements of Operations

(Unaudited; in thousands except share and per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Operating expenses:
Research and development	$7,770	$7,556	$28,029	$61,534
General and administrative	998	2,388	8,996	8,663
Total operating expenses	8,768	9,944	37,025	70,197
Loss from operations	(8,768)	(9,944)	(37,025)	(70,197)
Interest income	2	107	55	1,204
Change in fair value of loans payable	(521)	-	(2,887)	-
Other income (expense), net	69	(207)	99	154
Loss before income tax (expense) benefit	(9,218)	(10,044)	(39,758)	(68,839)
Income tax (expense) benefit	(711)	(2)	(813)	20
Net loss	(9,929)	(10,046)	(40,571)	(68,819)
Extinguishment of Series B convertible preferred stock	10,701	-	10,701	-
Net loss attributable to noncontrolling interest	-	(271)	(518)	(208)
Series A and C participating preferred stock	(772)	-	-	-
Net loss attributable to common stockholders - basic	$-	$(9,775)	$(29,352)	$(68,611)

Effect of dilutive securities:
Extinguishment of Series B convertible preferred stock	(10,701)	-	-	-
Net loss attributable to common stockholders - diluted	$(10,701)	$(9,775)	$(29,352)	$(68,611)

Net loss per share attributable to common stockholders, basic	$-	$(45.28)	$(102.93)	$(374.39)
Weighted average common stock outstanding, basic	328,941	215,890	285,162	183,262

Net loss per share attributable to common stockholders, diluted	$(3.65)	$(45.28)	$(102.93)	$(374.39)
Weighted average common stock outstanding, diluted	2,929,586	215,890	285,162	183,262

Terns Pharmaceuticals, Inc.

Selected Balance Sheet Data

(Unaudited; in thousands)

	December 31,
	2020	2019
Cash, cash equivalents and investments	$74,854	$19,650
Total assets	92,290	23,904
Total liabilities	23,698	5,580
Preferred stock and noncontrolling interest	186,033	109,084
Stockholders’ deficit	(117,441)	(90,760)

About Terns Pharmaceuticals
Terns Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company developing a portfolio of small-molecule single-agent and combination therapy candidates for the treatment of non-alcoholic steatohepatitis, or NASH, and other chronic liver diseases. Terns’ programs are based on clinically validated and complementary mechanisms of action to address the multiple hepatic disease processes of NASH in order to drive meaningful clinical benefits for patients. For more information, please visit www.ternspharma.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Terns Pharmaceuticals, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including those related to the Company’s expectations of timing and potential results of the Company’s clinical trials and other development activities; the potential utility and progress of the Company’s product candidates in NASH; and the sufficiency of our cash on hand to fund our operating expenses and capital expenditures. All statements other than statements of historical facts contained in this press release, including statements regarding the Company’s strategy, future financial condition, future operations, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results and the implementation of the Company’s plans to vary materially, including the risks associated with the initiation, cost, timing, progress and results of the Company’s current and future research and development activities and preclinical studies and clinical trials. In particular, the impact of the COVID-

19 pandemic on the Company’s ability to progress with its research, development, manufacturing and regulatory efforts, including the Company’s clinical trials for its product candidates, will depend on future developments that are highly uncertain and cannot be predicted with confidence at this time, such as the ultimate duration of the pandemic, travel restrictions, quarantines, social distancing and business closure requirements in the United States and in other countries, and the effectiveness of actions taken globally to contain and treat the disease. These risks are not exhaustive. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s SEC reports, including but not limited to its prospectus dated February 4, 2021. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

US Media Contact:

Investor Relations Contact:

Mark Vignola

investors@ternspharma.com

Media Contact:

Cory Tromblee

media@ternspharma.com